Exhibit 10.4

Execution Version

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of July 16, 2023 (this “Agreement”), is by and among ST US AR FINANCE LLC, a Delaware limited liability company (the “Borrower”), BARCLAYS BANK PLC, as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Agent”) and the Lenders comprising the Required Lenders signatory hereto. Capitalized terms used but not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS

WHEREAS, reference is made to that certain ABL Credit Agreement, dated as of June 16, 2022 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders party thereto from time to time and the Agent;

WHEREAS, reference is made to that certain Credit Agreement, dated as of June 16, 2022 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) by and among the MALLINCKRODT PLC, a public limited company incorporated under the laws of Ireland with registered number 522227 (“MNK”), MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 172.865, as borrower (the “TL Lux Borrower”), MALLINCKRODT CB LLC, a Delaware limited liability company, as borrower (the “TL Co-Borrower”, and, together with the TL Lux Borrower, the “Term Loan Borrowers”), the lenders party thereto from time to time, the Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents for the lenders and Deutsche Bank AG New York Branch, as collateral agent for the lenders;

WHEREAS, as a result of the failure of the Term Loan Borrowers, and of the Servicer and the Originators, as guarantors, to make scheduled payments of interest due and payable on June 15, 2023 in respect of the New First Lien Notes (as defined in the Term Loan Credit Agreement) and 10.000% Second Lien Senior Secured Notes due 2029 issued by the Term Loan Borrowers, one or more defaults or events of default has occurred, may have occurred or may occur under Section 7.01(f) of the Term Loan Credit Agreement (the “Term Loan Notes Payment Defaults”);

WHEREAS, reference is made to that certain Indenture, dated as of June 16, 2022 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “1L Indenture”) by and among MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 172.865, as issuer (in such capacity, the “1L Issuer”), MALLINCKRODT CB LLC, a Delaware limited liability company, as issuer (in such capacity, the “1L US Co-Issuer”, and, together with the Issuer, the “1L Issuers”), the guarantors party thereto from time to time, Wilmington Savings Fund Society, FSB, as First Lien Trustee (as defined in the 1L Indenture) and Deutsche Bank AG New York Branch as the First Lien Collateral Agent (as defined in the 1L Indenture), pursuant to which the 1L Issuers issued 11.500% First Lien Senior Secured Notes (as defined in the 1L Indenture) due 2028;

WHEREAS, as a result of the failure of the 1L Issuers, and of the Servicer and the Originators, as guarantors, to make a scheduled payment of interest due and payable on June 15, 2023, a default or event of default has occurred, may have occurred or may occur under Section 6.01(a) of the 1L Indenture (the “1L Indenture Interest Payment Default”);

WHEREAS, reference is made to that certain Indenture, dated as of June 16, 2022 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “2L Indenture”) by and among MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 172.865, as issuer (in such capacity, the “2L Issuer”), MALLINCKRODT CB LLC, a Delaware limited liability company, as issuer (in such capacity, the “2L US Co-Issuer”, and, together with the 2L Issuer, the “2L Issuers”), the guarantors party thereto from time to time, Wilmington Savings Fund Society, FSB, as Second Lien Trustee (as defined in the 2L Indenture) and Second Lien Collateral Agent (as defined in the 2L Indenture), pursuant to which the 2L Issuers issued 10.000% Second Lien Senior Secured Notes (as defined in the 2L Indenture) due 2029;

WHEREAS, as a result of the failure of the 2L Issuers, and of the Servicer and the Originators, as guarantors, to make a scheduled payment of interest due and payable on June 15, 2023, a default or event of default has occurred, may have occurred or may occur under Section 6.01(a) of the 2L Indenture (the “2L Indenture Interest Payment Default”);

WHEREAS, as a result of the Term Loan Notes Payment Defaults, the 1L Indenture Interest Payment Default and the 2L Indenture Interest Payment Default, the Servicer and the Originators have failed to make a payment of principal or interest of any Indebtedness on the scheduled or original due date with respect thereto beyond the period of grace, one or more Defaults or Events of Default has occurred, may have occurred or may occur under Section 7.1(e) of the Credit Agreement (the “ABL Cross-Defaults”);

WHEREAS, as a result of a potential failure of the Borrower to notify the Agent and the Lenders of the occurrence of the Term Loan Notes Payment Defaults, the 1L Indenture Interest Payment Default, the 2L Indenture Interest Payment Default, ABL Cross-Defaults or any Noticing Default (as defined below), one or more Defaults or Events of Default has occurred, may have occurred or may occur under Section 7.1(d) and/or (e) of the Credit Agreement (each, a “Noticing Default” and, together with the ABL Cross-Defaults, the “Specified Defaults”);

WHEREAS, the Lenders party hereto, constituting Required Lenders, and the Agent, at the request of the Lenders party hereto, are willing to forbear in the exercise of all of their rights and remedies in respect of any Specified Default under the Loan Documents or applicable law, rule or regulation (including, without limitation, (a) any right to accelerate any principal or interest in respect of the Loans or any other Obligations, (b) any right of set off, recoupment and conversion and (c) any right to declare a Purchase and Sale Termination Event (as defined in the Sale Agreement) (all such rights and remedies, collectively, the “Rights and Remedies”) (except as expressly preserved herein) until the earlier of (x) August 15, 2023 and (y) the occurrence of a Termination Event (as defined below) (the “Forbearance Period”), subject to the terms and conditions set forth herein.

WHEREAS, (a) substantially concurrently herewith (i) the Term Loan Borrowers are entering into a forbearance agreement with the applicable agents and the applicable required lenders in respect of the Term Loan Notes Payments Defaults, (ii) the 1L Issuers and the applicable trustee are entering into a forbearance agreement in respect of the 1L Indenture Interest Payment Default and (iii) the 2L Issuers and the applicable trustee are entering into a forbearance agreement in respect of the 2L Indenture Interest Payment Default (the foregoing, collectively, the “Concurrent Forbearance Agreements”), and (b) MNK, the Opioid Master Disbursement Trust II (the “Trust”) and certain subsidiaries of MNK (the “Opioid Parties”) have entered into one or more amendments to that certain Opioid Deferred Cash Payments Agreement, dated as of June 16, 2022, among the Opioid Parties (as amended, the “Opioid Deferred Cash Payments Agreement”), which have extended to July 21, 2023, the date on which a $200 million payment is required to be made to the Trust (the “Opioid Payment Extension”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        Defaults. Each of the Specified Defaults, if it has occurred or were to occur, does or would constitute an Event of Default under the Credit Agreement (upon the expiration of any and all applicable cure periods and giving of any and all required notices).

SECTION 2.         Amounts Owing. The Borrower acknowledges and agrees that, as of the date hereof, the Borrower is indebted to the Secured Parties in an aggregate amount equal to (a) the aggregate principal amount of Loans outstanding under the Credit Agreement in an amount equal to $100,000,000, plus accrued and unpaid interest thereon, plus (b) any other Obligations (including without limitation, indemnities, fees, costs and expenses, but excluding the principal amount of the Loans and interest thereon) payable by the Borrower under the Loan Documents.

SECTION 3.        Limited Forbearance.

(a)           Each Lender party hereto hereby agrees to forbear, and hereby instructs Agent to forbear, and the Agent agrees to forbear, in each case, from exercising any of the Rights and Remedies with respect to any Specified Default during the Forbearance Period (the “Limited Forbearance”). For the avoidance of doubt, during the Forbearance Period, each Lender party hereto agrees that it (individually or collectively) will not deliver any notice, instruction or request to the Agent, directing the Agent to exercise any of the Rights and Remedies against the Borrower with respect to any Specified Default and to take all actions necessary or reasonably desirable to prevent the Agent from exercising any of the Rights and Remedies with respect to any Specified Default.

(b)           The Limited Forbearance is limited in nature and is not intended, and shall not be deemed or construed (i) to constitute a waiver of any Specified Defaults or any other existing or future Defaults or Events of Default or compliance with any term or provision of the Loan Documents or applicable law or (ii)  to establish a custom or course of dealing between the Borrower, on the one hand, and the Agent and/or any Lender, on the other hand. The Borrower acknowledges and agrees that the agreement of the Agent and the Lenders hereunder to forbear from exercising their default-related remedies with respect to the Specified Defaults shall not constitute a waiver of any Specified Default and that, except as expressly set forth in this Agreement, the Agent and the Lenders expressly reserve all rights and remedies that the Agents and the Lenders have under any or all of the Loan Documents and applicable law in connection with all Defaults or Events of Default.

(c)           Upon the occurrence of a Termination Event or expiration of the Forbearance Period: (i) the Limited Forbearance and all agreements set forth in Section 3(a) of this Agreement shall terminate automatically and be of no further force or effect, and (ii) subject to the terms of the Loan Documents and applicable law, the Agent and each Lender shall be free to proceed to enforce any or all of its rights and remedies set forth in the Credit Agreement, the other Loan Documents and applicable law. For the avoidance of doubt, the Borrower acknowledges and confirms that the agreement of the Lenders and the Agent temporarily to forbear shall not apply to nor preclude any remedy available to the Agent or the Lenders in connection with any proceeding commenced voluntarily by the Company or its subsidiaries under any bankruptcy or insolvency law, including, without limitation, to any relief in respect of adequate protection or relief from any stay imposed under such law.

(d)           The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Agent or any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrower in respect of the Specified Defaults are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(e)          Execution of this Agreement constitutes a direction by the Lenders party hereto that the Agent act or forbear from acting in accordance with the terms of this Agreement until the termination or expiration of the Forbearance Period.

(f)            The Borrower understands and accepts the temporary nature of the Limited Forbearance provided hereby and that none of the Lenders party hereto and the Agent have given any assurances that they will extend such Limited Forbearance or provide waivers or amendments to the Credit Agreement or any other Loan Document other than those expressly provided for herein.

(g)           Nothing in this Agreement constitutes a legal obligation to participate in any restructuring or amendment of the Credit Agreement or to execute any related documents and no such legal obligation shall arise except pursuant to mutually agreeable executed definitive documentation.

SECTION 4.        Other Agreements.

(a)         Certain Amendments. Notwithstanding anything to the contrary in the Credit Agreement,

(i)            effective as of the date hereof, the Applicable Margins for Loans shall be determined by reference to the pricing grid below:

	Historical Excess Availability as a	Applicable Margin for	Applicable Margin for
Level	percentage of the Line Cap	SOFR Loans	Base Rate Loans

I	Greater than or equal to 66.66%	3.00%	2.00%

II	Less than 66.66%, but greater than or	3.25%	2.25%
	equal to 33.33%

III	Less than 33.33%	3.50%	2.50%

(ii)        effective as of the date hereof, the “Line Cap” means, at any time, the least of (i) 100% (or, during an Agent Advance Period, 105%) of the Borrowing Base at such time, (ii) $100,000,000 and (iii) the Total Revolving Credit Commitments in effect at such time.

(b)         Fees/Expenses. All fees and expenses payable in connection with this Agreement shall be due and payable no later than five (5) Business Days from the Effective Date.

SECTION 5.        Termination of Forbearance.

(a)         The occurrence of any of the following events or circumstances shall constitute a termination event with respect to the Limited Forbearance (each, a “Termination Event”):

(i)         the occurrence of any Event of Default under the Credit Agreement that is not a Specified Default;

(ii)        failure by the Borrower to comply with or perform under any provision of this Agreement, which failure, is not cured within three (3) Business Days following the Borrower’s receipt of notice of such failure from the Agent or the Lenders constituting Required Lenders;

(iii)       the exercise by any holder of any Material Indebtedness (other than the Obligations) of any remedy during the Forbearance Period or the acceleration of any such Indebtedness;

(iv)         any representation or warranty of the Borrower contained herein shall have been misleading in any material respect when made;

(v)         the occurrence of a termination event under any of the Concurrent Forbearance Agreements; or

(vi)         the termination, expiration, non-extension or revocation of the Opioid Payment Extension if after such occurrence a default or event of default is existing and continuing under the Opioid Deferred Cash Payments Agreement.

(b)           The Borrower acknowledges and agrees that the occurrence of a Termination Event shall constitute an immediate Event of Default under the Credit Agreement to the extent any Specified Default shall have occurred, be continuing and then constitute an Event of Default.

SECTION 6.        Confirmation of Loan Documents and Liens. The Borrower hereby confirms and ratifies (except to the extent expressly amended hereby) all of its obligations under the Loan Documents to which it is a party. By its execution on the respective signature lines provided below, the Borrower hereby confirms and ratifies (except to the extent expressly amended hereby) all of its obligations and the Liens granted by it under the Security Documents to which it is a party and confirms that all references in such Security Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby without impairing any such obligations or Liens in any respect.

SECTION 7.        Representations and Warranties.

(a)           The Borrower hereby represents and warrants to the Agent and the Lenders that as of the date hereof:

(i)            the execution, delivery and performance of this Agreement by the Borrower has been duly authorized by all necessary limited liability company action;

(ii)           this Agreement has been duly executed and delivered by the Borrower and constitutes, when executed and delivered by the Borrower, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, examinership, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) implied covenants of good faith and fair dealing;

(iii)         no Default or Event of Default has occurred and is continuing other than any Specified Default (to the extent it has occurred on the date hereof);

(iv)           the execution, delivery and performance of this Agreement by the Borrower will not (w) violate (A) any provision of law, statute, rule or regulation applicable to the Borrower (B) the certificate or articles of incorporation or other constitutive documents (including any limited liability company or operating agreement) of the Borrower; (C) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to the Borrower; or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower is a party or by which it or any of its property is or may be bound, where any such violation referred to in clause (w) would reasonably be expected to have a Material Adverse Effect or (x) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower, other than the Liens created by the Loan Documents and Permitted Liens;

(v)          the Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under this Agreement; and

(vi)           the representations and warranties set forth in Section III of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates; provided further, that, for the avoidance of doubt (i) the Borrower provides no representations or warranties as to whether the Specified Defaults do or do not constitute a Default or Event of Default, and (ii) the Borrower provides no representations or warranties as to whether the Specified Defaults do or do not constitute a Material Adverse Effect.

(b)        Each of the parties hereto hereby confirms that each of the following statements is true, accurate and complete as to such party as of the date hereof:

(i)         such party has carefully read and fully understands all of the terms and conditions of this Agreement;

(ii)          such party has consulted with, or had a full and fair opportunity to consult with, an attorney regarding the terms and conditions of this Agreement;

(iii)        such party has had a full and fair opportunity to participate in the drafting of this Agreement;

(iv)        such party is freely, voluntarily and knowingly entering into this Agreement; and

(v)           in entering into this Agreement, such party has not relied upon any representation, warranty, covenant or agreement not expressly set forth herein or in the other Loan Documents.

SECTION 8.         Conditions Precedent. This Agreement shall become effective upon the satisfaction or waiver of each of the following conditions, in each case, in form and substance reasonably satisfactory to the Agent and Required Lenders (the “Effective Date”):

(a)          The Agent shall have received from the Borrower and the Lenders party hereto constituting Required Lenders duly executed counterparts of this Agreement (including the Acknowledgment and Release attached hereto);

(b)           All representations and warranties of the Borrower set forth herein shall be true and correct in all material respects (or, with respect to those representations and warranties expressly limited by their terms by materiality or material adverse effect qualifications, in all respects) as of the Effective Date as if made on such date (except to extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date); and

(c)           The Agent shall have received fully-executed copies of the Concurrent Forbearance Agreements and such agreements shall have become effective.

SECTION 9.        Credit Agreement Governs.

(a)           Except as expressly set forth herein (including in Section 4), this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or any Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)           The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document for all purposes of the Credit Agreement from and after the Effective Date.

SECTION 10.       Governing Law; Waiver of Jury Trial; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.9 and 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 11.        Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and their respective permitted successors and assigns, and shall inure to the benefit of each of the parties hereto and their respective permitted successors and assigns.

SECTION 12.        Headings. Section headings in this Agreement are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 13.       Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by electronic image scan transmission shall be effective as delivery of a manually executed counterpart hereof. Any signature to this Agreement may be delivered by facsimile, electronic mail (including a “pdf” or “tif”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate (or similar) capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in such party’s constitutive documents.

SECTION 14.        Release. In consideration of, among other things, the Limited Forbearance and other agreements provided for herein, the Borrower on behalf of itself and its subsidiaries and controlled affiliates, forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff, recoupment and any so called “lender liability” claims, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), causes of action, demands, suits, costs, expenses and damages that they now have or hereafter may have, of any nature and kind, whether known or unknown, whether foreseen or unforeseen, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Released Claims”), against the Agent and/or any Lender (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other advisors or representatives (collectively, the “Released Parties”), in connection with or related to the Credit Agreement, the other Loan Documents, the Collateral or the negotiation and execution of this Agreement; provided that in each case such Released Claim is based in whole or in part on facts, events or conditions, whether known or unknown, existing on or prior to the Effective Date and which arise out of or are related to the Credit Agreement, the other Loan Documents, the Obligations or the Collateral; provided further that nothing herein will constitute a release or discharge of the agreements of the Limited Forbearance as set forth herein. The Borrower, on behalf of itself and its subsidiaries and controlled affiliates, further agrees to refrain, and to cause its subsidiaries and controlled affiliates to refrain, from commencing, instituting or prosecuting, or supporting any Person that commences, institutes, or prosecutes any lawsuit, action or other proceeding against any and all Released Parties with respect to any and all Released Claims. If the Borrower or any of its subsidiaries or controlled affiliates or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, both the Person violating such covenant and the Borrower, each for itself and its successors and assigns, hereby agree to pay, jointly and severally, in addition to such other damages as the Released Parties may sustain as a result of such violation, all attorney’s fees and costs incurred by any Released Party as a result of such violation.

SECTION 15.        Amendments; Execution in Counterparts. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless amended, modified or supplemented, or waived or consented to, in accordance with Section 9.2 of the Credit Agreement.

SECTION 16.        No Third-Party Beneficiaries. No Person other than the Borrower, the Agent and the Lenders, and in the case of Section 14 hereof, the Released Parties, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Released Parties under Section 14 hereof) are hereby expressly disclaimed.

SECTION 17.        Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

SECTION 18.        Time of Essence. Time is of the essence in the performance of each of the obligations of the parties hereto hereunder and with respect to all conditions to be satisfied by such parties.

SECTION 19.        Good Faith Cooperation; Further Assurances. Each of parties hereto hereby agrees to execute and deliver from time to time such other documents and take such other actions as may be reasonably requested by either the Borrower or the Agent in order to effectuate the terms hereof. The parties shall cooperate with each other and with their respective counsel in good faith in connection with any steps required to be taken as part of their respective obligations under this Section 19.

SECTION 20.        Prior Negotiations; Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof, and supersedes all other prior negotiations, understandings or agreements with respect to the subject matter hereof, whether oral or written.

SECTION 21.        Interpretation. This Agreement is the product of negotiations of the parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any party by reason of that party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

SECTION 22.        Notice of Specified Defaults. This Agreement and the matters set forth herein shall constitute written notice of the Specified Defaults for purposes of satisfaction of any disclosure requirement or condition precedent to a Loan in the Credit Agreement, any compliance certificate or any other Loan Document requiring that the Borrower give notice of, certify as to the absence of, or otherwise disclose in writing the occurrence and/or continuance of any Default or Event of Default and the failure of the Borrower prior to, on or after the date hereof to deliver any such notice, certification or other disclosure of the Specified Defaults shall not constitute a Default or Event of Default under the Loan Documents or limit its ability to receive a Borrowing thereunder.

SECTION 23.        Confidentiality. This Agreement, the matters set forth herein and any information delivered pursuant hereto are subject to the terms of Section 9.12 of the Credit Agreement.

SECTION 24.        No Novation. This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ST US AR FINANCE LLC,
as the Borrower

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Vice President of Tax and Treasurer

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

BARCLAYS BANK PLC,
as the Agent and a Lender

By:	/s/ Gideon Lapson
	Name:	Gideon Lapson
	Title:	Managing Director

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Frank Fazio
	Name:	Frank Fazio
	Title:	Managing Director

By:	/s/ Philip Saliba
	Name:	Philip Saliba
	Title:	Managing Director

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Kevin Newman
	Name:	Kevin Newman
	Title:	Authorized Signatory

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

MUFG BANK, LTD. as Lender

By:	/s/ Paul M. Angland
	Name:	Paul M. Angland
	Title:	Director

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

ACKNOWLEDGMENT AND RELEASE

July 16, 2023

Each of (i) MEH, Inc., a Nevada corporation (“Servicer”), and (ii) each of INO THERAPEUTICS LLC, a Delaware limited liability company, THERAKOS, INC., a Florida corporation, MALLINCKRODT ARD LLC, a California limited liability company, SPECGX LLC, a Delaware limited liability company, and MALLINCKRODT APAP LLC, a Delaware limited liability company (each, an “Originator” and, collectively, the “Originators”; and the Originators together with the Servicer, the “Releasors”) hereby acknowledges receipt of the FORBEARANCE AGREEMENT, dated as of July 16, 2023, by and among ST US AR FINANCE LLC, a Delaware limited liability company (the “Borrower”), BARCLAYS BANK PLC, as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Agent”) and the Lenders comprising the Required Lenders signatory thereto (the “Forbearance Agreement”). Capitalized terms used but not otherwise defined in this Acknowledgment and Release have the same meanings as specified in the Credit Agreement (as defined in the Forbearance Agreement). Whereas each of the Servicer, each Originator and their respective subsidiaries and affiliates will derive substantial direct and indirect benefits from the accommodations of the Agent and the Lenders under the Forbearance Agreement, each Releasor on behalf of itself and its subsidiaries and controlled affiliates, hereby forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff, recoupment and any so called “lender liability” claims, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), causes of action, demands, suits, costs, expenses and damages that they now have or hereafter may have, of any nature and kind, whether known or unknown, whether foreseen or unforeseen, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Released Claims”), against the Agent and/or any Lender (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other advisors or representatives (collectively, the “Released Parties”), in connection with or related to the Credit Agreement, the other Loan Documents, the Collateral or the negotiation and execution of the Forbearance Agreement; provided that in each case such Released Claim is based in whole or in part on facts, events or conditions, whether known or unknown, existing on or prior to the Effective Date and which arise out of or are related to the Credit Agreement, the other Loan Documents, the Obligations or the Collateral. Each Releasor, on behalf of itself and its subsidiaries and controlled affiliates, further agrees to refrain, and to cause its subsidiaries and controlled affiliates to refrain, from commencing, instituting or prosecuting, or supporting any Person that commences, institutes, or prosecutes any lawsuit, action or other proceeding against any and all Released Parties with respect to any and all Released Claims. If any Releasor or any Releasor’s subsidiaries or controlled affiliates or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, both the Person violating such covenant and the applicable Releasor, each for itself and its successors and assigns, hereby agree to pay, jointly and severally, in addition to such other damages as the Released Parties may sustain as a result of such violation, all attorney’s fees and costs incurred by any Released Party as a result of such violation.

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IN WITNESS WHEREOF, the undersigned have caused this Acknowledgment and Release to be executed by their respective officers thereunto duly authorized as of the date first above written

MEH, INC.,
as Servicer

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Vice President of Tax and Treasurer

INO THERAPEUTICS LLC,
as an Originator

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Vice President of Tax and Treasurer

MALLINCKRODT ARD LLC,
as an Originator

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Vice President of Tax and Treasurer

MALLINCKRODT APAP LLC,
as an Originator

By:	/s/ Stephen A. Welch
	Name:	Stephen A. Welch
	Title:	President

SPECGX LLC,
as an Originator

By:	/s/ Stephen A. Welch
	Name:	Stephen A. Welch
	Title:	President

THERAKOS, INC.,
as an Originator

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Vice President of Tax and Treasurer

[SIGNATURE PAGE TO ACKNOWLEDGMENT AND RELEASE]